EXHIBIT 99.1
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PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

 FOR IMMEDIATE RELEASE:
October 2, 2013

PVH CORP. TO SELL G.H. BASS & CO. BUSINESS
TO G-III APPAREL GROUP, LTD.

New York, New York - PVH Corp. [NYSE: PVH] announced today that it has signed a definitive agreement to sell substantially all of the assets of its G.H. Bass & Co. division to G-III Apparel Group, Ltd. [NasdaqGS: GIII] for approximately $50 million in cash. The transaction is expected to close in the beginning of the fiscal fourth quarter 2013 and is subject to certain post-closing adjustments and customary closing conditions.

“G.H. Bass & Co. has been a positive and important contributor to PVH’s success since we acquired the business in 1987. However, our core competencies today lie in our lifestyle apparel businesses and we see the future of PVH focused around the global growth of our designer lifestyle brands, led by Calvin Klein and Tommy Hilfiger,” said Emanuel Chirico, PVH’s Chairman and CEO. “We believe this transaction reinforces our strategy of driving growth through our higher margin businesses, while minimizing earnings volatility and enhancing stockholder value.”

Morris Goldfarb, Chairman, President and CEO of G-III said, “We are delighted by the prospect of adding such a strong heritage brand to our portfolio. We are confident that the addition of approximately 160 G.H. Bass & Co. outlet stores will integrate well into our retail platform and provides us with a powerful opportunity to continue to grow and diversify our business. The transaction is expected to be approximately $0.10 dilutive to fully diluted net income per share for our fiscal year ending January 31, 2014 and accretive thereafter on an annual basis.”

PVH expects the transaction to be approximately $0.05 dilutive to its 2013 non-GAAP earnings per share and approximately $0.15 dilutive to its non-GAAP earnings per share on a full year basis. PVH also expects to incur a pre-tax loss of approximately $20 million in connection with the sale of assets. PVH plans to use the net proceeds received from the transaction to make additional debt prepayments in 2013. PVH reaffirms its non-GAAP earnings per share guidance of $7.00 for the full year 2013 previously announced on September 9, 2013 despite the sale of the G.H. Bass & Co. division.  In addition, PVH now estimates its non-GAAP earnings per share for the third quarter 2013 to be approximately $2.25, as compared to the previous non-GAAP guidance of $2.20.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass, G.H. Bass & Co., Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

G-III is a leading manufacturer and distributor of outerwear, dresses, sportswear, swimwear, women's suits and women's performance wear, as well as luggage and women's handbags, small leather goods and cold weather accessories, under licensed brands, its own brands and private label brands. G-III sells swimwear, resort wear and related accessories under its own Vilebrequin brand. G-III also sells outerwear, dresses, performance wear and handbags under its own Andrew Marc and Marc New York brands and has licensed these brands to select third parties in certain product categories. G-III has fashion licenses under the Calvin Klein, Kenneth Cole, Cole Haan, Guess?, Tommy Hilfiger, Jones New York, Jessica Simpson, Sean John, Vince Camuto, Ivanka Trump, Nine West, Ellen Tracy, Kensie, Mac & Jac, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III’s other owned brands include G-III Sports by Carl Banks, Eliza J, Black Rivet, Jessica Howard and Winlit. G-III also operates retail stores under the Wilsons Leather, Vilebrequin, Calvin Klein Performance and Andrew Marc names.

Contacts:

PVH Corp.:

           Dana Perlman
Treasurer and Senior Vice President, Business Development & Investor Relations
(212) 381-3502
investorrelations@pvh.com

G-III Apparel Group, Ltd.:

Wayne S. Miller
Chief Operating Officer
(212) 403-0500

G-III Investor Relations – ICR Inc.
James R. Palczynski
(203) 682-8200

PVH CORP. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of The Warnaco Group, Inc. (“Warnaco”), the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from Warnaco; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Earnings per share guidance in this release speaks as of October 2, 2013, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.

G-III SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Statements concerning G-III’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are “forward-looking statements” as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as other risks detailed in G-III’s filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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PVH CORP.
Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:
•
Pre-tax costs of approximately $500 million expected to be incurred in 2013 in connection with the acquisition of The Warnaco Group, Inc. (“Warnaco”), which closed on February 13, 2013, and the related integration and restructuring, including costs associated with the Company’s debt modification and extinguishment, of which $236 million was incurred in the first quarter, $140 million was incurred in the second quarter and $70 is expected to be incurred in the third quarter. Approximately $250 million of the acquisition, integration and related restructuring charges expected to be incurred in 2013 are non-cash charges, the majority of which are short-lived valuation adjustments and amortization.

•	A pre-tax loss of approximately $20 million expected to be recorded in the third quarter of 2013 in connection with the sale of substantially all of the assets of the G.H. Bass & Co. division.
•	A tax expense of $28 million in the second quarter of 2013 associated with non-recurring discrete items related to the Warnaco integration.
•
Estimated tax effects associated with the above pre-tax costs, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it has recorded as an acquisition, integration, restructuring, divestment or debt modification and extinguishment cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur. All items above were identified as either primarily tax deductible, with the tax benefit taken at the statutory income tax rate of the local jurisdiction, or as non-deductible, in which case the Company assumed no tax benefit.

Please see reconciliations of GAAP to Non-GAAP amounts below.

PVH CORP.
Full Year and Third Quarter Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its 2013 estimated results excluding (a) costs expected to be incurred in connection with its acquisition and integration of Warnaco and the related restructuring; (b) the costs incurred in connection with the Company’s debt modification and extinguishment; (c) the interest expense incurred prior to the Warnaco acquisition closing date related to the $700 million of senior notes issued to fund the acquisition; (d) the loss expected to be recorded in the third quarter of 2013 in connection with the sale of substantially all of the assets of the G.H. Bass & Co. division; (e) the estimated tax effects associated with these costs; and (f) the tax expense associated with non-recurring discrete items related to the Warnaco integration, which are on a non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The amounts referred to in clauses (a) through (e) above are also excluded from earnings per share calculations for purposes of incentive compensation awards. The estimated tax effects associated with the above costs are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it has recorded or expects to record as an acquisition, integration, restructuring, divestment or debt modification or debt extinguishment cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur. All items above were identified as either primarily tax deductible, with the tax benefit taken at the statutory income tax rate of the local jurisdiction, or as non-deductible, in which case the Company assumed no tax benefit.

	Current Guidance		Previous Guidance
2013 Net Income Per Common Share Reconciliations	Full Year 2013 (Estimated)	Third Quarter 2013 (Estimated)	Third Quarter 2013 (Estimated)

GAAP net income per common share attributable to PVH Corp.	$2.03	$1.48	$1.58
Estimated per common share impact of after tax acquisition, integration, restructuring, divestment and debt modification and extinguishment costs	$4.97	$0.77	$0.62
Net income per common share attributable to PVH Corp. excluding impact of acquisition, integration, restructuring, divestment and debt modification and extinguishment costs	$7.00	$2.25	$2.20

The GAAP net income per common share amounts presented in the above table are being provided solely to comply with applicable SEC rules and are not, and should not be construed to be, guidance for the Company’s 2013 fiscal year. The Company’s net income per common share, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of acquisition, restructuring, divestment or similar transactions or activities, adjustments related to the valuation of the purchase price for the Warnaco acquisition, the timing and strategy of restructuring and integration initiatives or other one-time events, if any, that the Company engages in or suffers during the period or any market or other changes affecting the Company’s expected actuarial loss on retirement plans. Other than the Company’s acquisition of Warnaco, which closed on February 13, 2013, and the related restructuring and the sale of substantially all of the assets of the G.H. Bass & Co. division discussed above, the Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity.